Exhibit 99.1

PRESS RELEASE – For Immediate Release

MGM RESORTS INTERNATIONAL ANNOUNCES ADOPTION OF $1.0 BILLION SHARE REPURCHASE PROGRAM

Las Vegas, September 5, 2017 – MGM Resorts International (the “Company” or “MGM Resorts”) (NYSE:MGM) today announced that its board of directors has adopted a $1.0 billion stock repurchase program.

“Our new share repurchase program, along with the initiation of our quarterly dividend earlier this year, clearly highlights the board and management team’s firm belief in our strategic plan – the successful execution of our long-term growth prospects, our disciplined capital allocation strategy, and our ongoing commitment to maximize sustained value for our shareholders,” said Jim Murren, Chairman and CEO of MGM Resorts.

Under the stock repurchase program, which is designed to return value to the Company’s shareholders, the Company may repurchase shares from time to time in the open market or in privately negotiated agreements. Repurchases of common stock may also be made under a Rule 10b5-1 plan, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The timing, volume and nature of stock repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.

Mr. Murren continued, “Today’s concurrent announcements related to the MGM National Harbor transaction and the resulting liquidity at MGM Resorts continue to demonstrate the power of our business model and create avenues for balance sheet enhancement and sensible capital allocation.”

“The Company’s consistently strong operating performance and cash flow generation coupled with a healthy balance sheet, continue to position us well to prudently return capital to shareholders,” said Dan D’Arrigo, Chief Financial Officer of MGM Resorts. “Through our share purchase program, we intend to maintain a balanced and efficient approach, with the flexibility for strategic deployment of cash as opportunities arise in the future.”

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ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 27 unique hotel offerings including some of the most recognizable resort brands in the industry. The company is expanding throughout the U.S. and around the world, developing MGM Springfield in Massachusetts and MGM COTAI in Macau, and debuting the first international Bellagio branded hotel in Shanghai. The 77,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the SEC. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s capital plan, including expectations with respect to common stock repurchases, the closing of the MGM National Harbor acquisition and any benefits expected to be received as a result of the acquisition. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE: MGM Resorts International

MGM RESORTS CONTACTS:

Investment Community	News Media
CATHERINE PARK	MARY HYNES
Executive Director of Investor Relations	Director of Corporate Communications
(702) 693-8711 or cpark@mgmresorts.com	(702) 692-6801 or mhynes@mgmresorts.com